Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I,  Edileen Salicrup, the Acting Chief Financial Officer of ClearComm, L.P., certify that (i) the September 30, 2003 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the September 30, 2003 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of ClearComm, L.P.

/s/ Edileen Salicrup
Edileen Salicrup
Acting Chief Financial Officer
February 22, 2005